Exhibit 10.1
January 29, 2008
     PNC
Environmental Tectonics Corporation
County Line Industrial Park
125 James Way
Southampton, PA 18966-3817
Attention: Duane Deaner, CFO
     Re: Credit Agreement Waiver and Amendment
Dear Mr. Deaner:
     Reference is made to the Letter Agreement, dated as of July 31, 2007 (the “Credit Agreement”), between Environmental Tectonics Corporation (the “Borrower”) and PNC Bank, National Association (the “Bank”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Credit Agreement.
     The Borrower has previously advised the Bank that it will be required to restate its Financial Statements for its fiscal year ended February 23, 2007, and possibly for prior periods, due to the failure to establish reserves against its accounts receivable in respect of a particular contract claim against the Department of the Navy. Accordingly, the Borrower was in breach of the representation and warranty contained in Section 7(a) of the Credit Agreement with respect to its previously delivered Financial Statements as of February 23, 2007 because such Financial Statements were not true, complete and accurate in all material respects and did not fairly present the financial condition, assets and liabilities of the Borrower as of the date thereof. Such breach constituted an Event of Default under the Loan Documents (the “Financial Statement Default”). Pursuant to the Borrower’s request, in its letter to the Borrower dated November 21, 2007, the Bank waived the Financial Statement Default (and any comparable default in respect of Financial Statements as of any prior fiscal period), provided that the Borrower delivered to the Bank its restated Financial Statements for the fiscal year ended February 23, 2007 no later than January 31, 2008 (the “Financial Statement Delivery Date”). The Borrower has requested that the Financial Statement Delivery Date be extended to May 31, 2008 to enable the Borrower to complete such restated Financial Statements. The Bank hereby agrees that the Financial Statement Delivery Date is changed to May 31, 2008. Failure to deliver such Financial Statements by the Financial’ Statement Delivery Date as so changed shall constitute an Event of Default. The Borrower acknowledges and agrees that the foregoing shall not be deemed to operate as a, or obligate the Bank to grant any, further extension of the Financial Statement Delivery Date.
     The Bank has also agreed, at the Borrower’s request, to amend the provisions of Section 1 of the Credit Agreement to provide that the fee on each Existing Letter of Credit, which has been or is renewed after July 31, 2007, shall, effective as of the date of such renewal, be charged at the rate of .90% per annum as if it were a Letter of Credit issued after July 31, 2007. All letters of credit will continue to be subject to the bank’s minimum commission charge. This amendment shall be given retroactive effect to the extent applicable.

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Environmental Tectonics Corporation
January 29, 2008

     Finally, in consideration of the foregoing agreements, the Borrower agrees to pay the Bank on the date hereof a fee in the amount of $5,000.
     Please acknowledge your agreement to the foregoing by signing and returning the enclosed copy of this letter.

Sincerely, PNC BANK, NATIONAL ASSOCIATION
By:	/s/ John M. DiNapoli
John M. DiNapoli
Senior Vice President

cc: H. F. Lenfest, as Guarantor
Acknowledged and agreed:
ENVIRONMENTAL TECTONICS CORPORATION

By:	/s/ Duane D. Deaner
Name: Duane D. Deaner
Title: Chief Financial Officer

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